Exhibit 10.2

                                                                EXECUTION COPY

                           CREDIT AGREEMENT (2006-B)


                                 by and among


                              AIRCASTLE LIMITED,
                                   as Parent


                    AIRCASTLE HOLDING CORPORATION LIMITED,
                       AIRCASTLE IRELAND HOLDING LIMITED
                                 as Borrowers,


                          JPMORGAN CHASE BANK, N. A.,
                    BEAR STEARNS CORPORATE LENDING INC. and
                         CITICORP NORTH AMERICA, INC.,
                                  as Lenders


                                      and

                          JPMORGAN CHASE BANK, N.A.,
                                   as Agent

                                      and

               THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME


                         Dated as of December 15, 2006

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                               TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE I
                             Definitions and Terms

   1.1.    Definitions.........................................................1
   1.2.    Rules of Interpretation............................................18

                                  ARTICLE II
                         The Revolving Credit Facility

   2.1.    Revolving Loans....................................................19
   2.2.    Payment of Interest................................................20
   2.3.    Payment of Principal...............................................21
   2.4.    Manner of Payment..................................................21
   2.5.    Notes..............................................................22
   2.6.    Pro Rata Payments..................................................22
   2.7.    Reductions.........................................................22
   2.8.    Conversions and Elections of Subsequent Interest Periods...........22
   2.9.    Increase and Decrease in Amounts...................................23
   2.10.   Fees...............................................................23
   2.11.   Deficiency Advances................................................23
   2.12.   Use of Proceeds....................................................24

                                  ARTICLE III

                               LETTERS OF CREDIT

   3.1.    L/C Commitment.....................................................24
   3.2.    Procedure for Issuance of Letter of Credit.........................24
   3.3.    Fees and Other Charges.............................................25
   3.4.    L/C Participations.................................................25
   3.5.    Reimbursement Obligation of the Borrowers..........................26
   3.6.    Obligations Absolute...............................................27
   3.7.    Letter of Credit Payments..........................................27
   3.8.    Applications.......................................................27

                                  ARTICLE IV
                                   Security

   4.1.    Security...........................................................27
   4.2.    Further Assurances.................................................28
   4.3.    Information Regarding Collateral...................................28

                                   ARTICLE V
                            Change in Circumstances

   5.1.    Requirements of Law................................................28
   5.2.    Limitation on Types of Loans.......................................29
   5.3.    Illegality.........................................................30
   5.4.    Treatment of Affected Loans........................................30


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                                                                            Page

   5.5.    Compensation.......................................................31
   5.6.    Taxes..............................................................31

                                  ARTICLE VI
                          Conditions to Making Loans

   6.1.    Conditions of Closing of Amended and Restated Credit Agreement.....34
   6.2.    Conditions of Revolving Loans......................................35

                                  ARTICLE VII
                        Representations and Warranties

   7.1.    Organization and Authority.........................................36
   7.2.    Loan Documents.....................................................37
   7.3.    Solvency...........................................................37
   7.4.    Subsidiaries and Stockholders......................................37
   7.5.    Financial Condition................................................37
   7.6.    Liens..............................................................38
   7.7.    Title to Properties................................................38
   7.8.    Taxes..............................................................38
   7.9.    Other Agreements...................................................38
   7.10.   Litigation.........................................................38
   7.11.   Federal Regulations................................................38
   7.12.   Investment Company.................................................39
   7.13.   Patents, Etc.......................................................39
   7.14.   No Untrue Statement................................................39
   7.15.   No Consents, Etc...................................................39
   7.16.   Employee Benefit Plans.............................................39
   7.17.   No Default.........................................................40
   7.18.   Environmental Laws.................................................40

                                 ARTICLE VIII
                             Affirmative Covenants

   8.1.    Financial Reports, Etc.............................................41
   8.2.    Maintain Properties................................................42
   8.3.    Existence, Qualification, Etc......................................42
   8.4.    Regulations and Taxes..............................................42
   8.5.    Cash Distributions by Subsidiaries.................................42
   8.6.    True Books.........................................................43
   8.7.    Right of Inspection................................................43
   8.8.    Observe all Laws...................................................43
   8.9.    Governmental Licenses..............................................43
   8.10.   Officer's Knowledge of Default.....................................43
   8.11.   Suits or Other Proceedings.........................................43
   8.12.   Notice of Environmental Complaint or Condition.....................43
   8.13.   Indemnification....................................................44
   8.14.   Further Assurances.................................................44
   8.15.   Continued Operations...............................................44
   8.16.   Employee Benefit Plans.............................................44


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                                                                            Page

   8.17.   Accounts...........................................................45

                                  ARTICLE IX
                              Negative Covenants

   9.1.    [reserved].........................................................45
   9.2.    [reserved].........................................................45
   9.3.    Liens..............................................................45
   9.4.    Indebtedness.......................................................46
   9.5.    Transfer of Assets.................................................47
   9.6.    Subsidiaries; Investments..........................................47
   9.7.    Merger or Consolidation............................................47
   9.8.    Transactions with Affiliates.......................................47
   9.9.    Single Employer Plans; ERISA Affiliates............................48
   9.10.   Fiscal Year........................................................48
   9.11.   Change in Control..................................................48
   9.12.   Negative Pledge Clauses............................................48
   9.13.   Partnerships.......................................................48
   9.14.   Restricted Payments................................................48
   9.15.   Clauses Restricting Restricted Payments............................48
   9.16.   Bank Accounts......................................................49
   9.17.   Organizational Documents...........................................49
   9.18.   Consolidated Net Worth.............................................49

                                   ARTICLE X
                      Events of Default and Acceleration

   10.1.   Events of Default..................................................49
   10.2.   Agent to Act.......................................................53
   10.3.   Cumulative Rights..................................................53
   10.4.   No Waiver..........................................................53
   10.5.   Allocation of Proceeds.............................................53

                                  ARTICLE XI
                                   The Agent

   11.1.   Appointment, Powers, and Immunities................................54
   11.2.   Reliance by Agent..................................................55
   11.3.   Defaults...........................................................55
   11.4.   Rights as Lender...................................................55
   11.5.   Indemnification....................................................56
   11.6.   Non-Reliance on Agent and Other Lenders............................56
   11.7.   Resignation of Agent...............................................56
   11.8.   Fees...............................................................57

                                  ARTICLE XII
                                 Miscellaneous

   12.1.   Assignments and Participations.....................................57
   12.2.   Notices............................................................59
   12.3.   Right of Set-off; Adjustments......................................60


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                                                                            Page

  12.4.   Survival............................................................61
   12.5.   Expenses...........................................................61
   12.6.   Amendments and Waivers.............................................62
   12.7.   Counterparts.......................................................62
   12.8.   Return of Funds....................................................63
   12.9.   Indemnification; Limitation of Liability...........................63
   12.10.  Severability.......................................................64
   12.11.  Entire Agreement...................................................64
   12.12.  Payments...........................................................64
   12.13.  Confidentiality....................................................64
   12.14.  Governing Law; Waiver of Jury Trial................................64
   12.15.  Judgment Currency..................................................66
   12.16.  USA PATRIOT Act....................................................66


EXHIBITS

EXHIBIT A                  Applicable Commitment Percentages
EXHIBIT B                  Form of Assignment and Acceptance
EXHIBIT C                  Notice of Appointment (or Revocation)
                           of Authorized Representative
EXHIBIT D                  Form of Borrowing Notice
EXHIBIT E                  Form of Interest Rate Selection Notice
EXHIBIT F                  Form of Note
EXHIBIT G-1                Form of Domestic Counsel Opinion
EXHIBIT G-2                Form of Foreign Counsel Opinion
EXHIBIT H                  Compliance Certificate
EXHIBIT I                  Form of Facility Guaranty
EXHIBIT J                  Form of Security Agreement
EXHIBIT K                  Form of Account Control Agreement
EXHIBIT L-1                Form of Bermuda Pledge
EXHIBIT L-2                Form of Irish Pledge

SCHEDULES

Schedule 1.1A              Guarantors
Schedule 1.1.B             Pledged Interests
Schedule 1.1C              Certain Persons who are not Eligible Assignees
Schedule 4.3               Information Regarding Collateral
Schedule 7.7               Existing Liens
Schedule 7.8               Tax Matters
Schedule 7.10              Litigation
Schedule 9.4               Indebtedness


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                               CREDIT AGREEMENT


     THIS CREDIT AGREEMENT (2006-B), dated as of December 15, 2006, (as may be amended, supplemented or otherwise modified from time to time, the "Agreement"), made by and among, AIRCASTLE LIMITED, an exempted company organized and existing under the laws of Bermuda ("Parent"), AIRCASTLE HOLDING CORPORATION LIMITED, an exempted company organized and existing under the laws of Bermuda ("AHCL"), AIRCASTLE IRELAND HOLDING LIMITED a limited liability company incorporated in Ireland ("AIHL", and together with AHCL, the "Borrowers"), JPMORGAN CHASE BANK, N.A., a national banking association, in its capacity as a Lender ("JPMCB"), BEAR STEARNS CORPORATE LENDING INC., a national banking corporation, CITICORP NORTH AMERICA, INC., a national banking association, and each other financial institution party hereto (such financial institutions, and their successors and assigns, a "Lender"; collectively the "Lenders"), and JPMORGAN CHASE BANK, N.A., in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 11.7, the "Agent");

                             W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Borrowers have requested that the Lenders make available to the Borrowers a revolving credit facility of up to $250,000,000, the proceeds of which are to be used by the Borrowers for working capital and other corporate purposes; and

     WHEREAS, the Lenders and the Agent, subject to the conditions set forth herein (including the conditions set forth in Section 6.1), are willing to make such revolving credit facility available to the Borrowers;

     NOW, THEREFORE, the Parent, the Borrowers, the Lenders and the Agent hereby agree as follows:

                                  ARTICLE I
                             DEFINITIONS AND TERMS

     1.1. Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

          "Account" means any general corporate account of each Borrower. "Account Control Agreement" means an account control agreement in substantially the form of Exhibit K.

          "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with any Guarantor or any Borrower; or (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest or beneficial interest) of any Guarantor or any Borrower; or 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest or beneficial interest) of which is beneficially owned or held by any Guarantor or any Borrower; provided, however, at the time any Guarantor registers any security issued by it pursuant to the Securities Act of 1933, as amended, the figure "10%" used in this definition shall automatically change to "5%" without further action. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

          "Agreement" has the meaning given to such term in the first recital to this Agreement.

          "AHCL" has the meaning given to such term in the preamble to this Agreement.

          "AIHL" has the meaning given to such term in the preamble to this Agreement.

          "Applicable Commitment Percentage" means, with respect to each Lender at any time, a fraction, the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 12.1.

               "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" for such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrowers by written notice in accordance with the terms hereof as the office by which its Loans are to be made and maintained.

               "Applicable Margin" means:

                    (a)  with respect to the Eurodollar Rate, 1.50%; and

                    (b)  with respect to the Base Rate, 0.50%.

               "Application" means an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

               "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 12.1.


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               "Authorized Representative" means any of the President, Chief
          Executive Officer, Chief Operating Officer, Chief Financial Officer or Vice President of any Borrower, as applicable, designated as an Authorized Representative of the relevant Borrower as set forth from time to time in a certificate in the form of Exhibit C.

               "Base Rate" means, for any day, the rate per annum equal to the sum of (a) the higher of (i) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (ii) the Prime Rate for such day, plus (b) the Applicable Margin. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

               "Base Rate Loan" means a Loan for which the rate of interest is determined by reference to the Base Rate.

               "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

               "Borrowers" has the meaning given to such term in the preamble to this Agreement.

               "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with a Loan under the Revolving Credit Facility, in the form of Exhibit D.

               "Business Day" means, (i) with respect to any Base Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the State of New York are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England and New York, New York.

               "Capital Stock" means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

               "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States Government, or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition; (ii) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; (iii) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Rating Group, or "A" or the


                                      3
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          equivalent thereof by Moody's Investors Service, Inc., and having capital and surplus in excess of $500 million; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i), (ii) and (iii) entered into with any bank meeting the qualifications specified in clause (iii) above; (v) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Rating Group or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within one year after the date of acquisition thereof; and (vi) interests in any investment company which invests solely in instruments of the type specified in clauses (i) through
          (v) above.

               "Change of Control" means, at any time, the majority of the members of the board of directors of the Parent shall cease to consist of individuals who were members of such board of directors as of the Closing Date.

               "Closing Date" means the date as of which this Agreement is executed by the Parent, the Borrowers, the Lenders and the Agent and on which the conditions set forth in Section 6.1 have been satisfied.

               "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

               "Collateral" means, collectively, all property of the Parent, any Subsidiary that is not a Non-Recourse Subsidiary, or any other Person in each case in which the Agent or any Lender is granted a Lien as security for all or any portion of the Obligations under any Security Instrument including, without limitation, the Pledged Interests, the Securitization Interests (but only to the extent the Parent or the applicable Subsidiary are permitted to pledge such Securitization Interests pursuant to the applicable securitization transaction) and the other collateral described in the Security Agreement, Pledge Agreement and other Security Instrument.

               "Consolidated Net Worth" means at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Parent and its Subsidiaries under stockholders' equity at such date.

               "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes) of such Person in accordance with GAAP, including Statement No. 5 of the Financial Accounting Standards Board, all Rate Hedging Obligations and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:


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                    (1) to purchase such Indebtedness or other obligation or
               any property or assets constituting security therefor;

                    (2) to advance or supply funds in any manner (i) for the
               purchase or payment of such Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                    (3) to grant or convey any lien, security interest,
               pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

                    (4) to lease property or to purchase securities or other
               property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                    (5) otherwise to assure the owner of the Indebtedness or
               such obligation of the primary obligor against loss in respect thereof.

               "Continue", "Continuation", and "Continued" refers to the continuation pursuant to Section 2.8 hereof of a Eurodollar Rate Loan of one Type as a Eurodollar Rate Loan of the same Type from one Interest Period to the next Interest Period.

               "Convert", "Conversion", and "Converted" refers to a conversion pursuant to Section 2.8 or Article V of one Type of Loan into another Type of Loan.

               "Credit Party" means, collectively, each Borrower, each Guarantor, and each other Person providing Collateral pursuant to any Security Instrument.

               "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

               "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, at a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

               "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

               "Eligible Assignee" means (i) a Lender, (ii) an affiliate of a Lender, and (iii) any other financial institution approved by the Agent; provided, however, that (x) neither any Borrower nor an affiliate of any Borrower shall qualify as an Eligible Assignee and
          (y) unless a Default or Event of Default has occurred and is continuing, none of the Persons listed on Schedule 1.1C shall qualify as an Eligible Assignee unless the Borrowers shall


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


          have consented to such qualification, such consent not to be unreasonably withheld or delayed.

               "Employee Benefit Plan" means, at a particular time, any employee benefit plan that is covered by ERISA and in respect of which any Guarantor or any Borrower or any of their respective ERISA Affiliates is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

               "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "ERISA Affiliate" means an entity, whether or not incorporated, that is under common control with any Guarantor or any Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes any Guarantor or any Borrower and that is treated as a single employer within the meaning of Section 414 of the Code.

               "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

   Eurodollar          =         Interbank Offered Rate       =      Applicable
   Rate                          1 - Reserve Requirement             Margin


               "Eurodollar Rate Loan" means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

               "Event of Default" means any of the occurrences set forth as such in Section 10.1.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

               "Facility Guaranty" means the Guaranty Agreement between the Guarantors and the Agent for the benefit of the Lenders (substantially in the form of Exhibit I attached hereto), delivered as of the Closing Date and otherwise pursuant to Section 6.1 or 8.14, as the same may be amended, modified or supplemented from time to time.


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


               "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

               "Fee Letter" means the Fee Letter dated December 15, 2006, by JPMorgan Chase Bank, N. A., J.P. Morgan Securities Inc., Bear Stearns & Co. Inc., Bear Stearns Corporate Lending Inc., Citigroup Global Markets, Inc. and accepted and agreed to by the Parent.

               "Fee Payment Date" means, for any month in which a commitment fee is due, the twentieth (20th ) calendar day of each calendar month (or, if such day is not a Business Day, on the next succeeding Business Day).

               "Fiscal Year" means the twelve-month fiscal period of the Parent and its Subsidiaries commencing on January 1 of each calendar year and ending on December 31 of each calendar year.

               "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

               "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

               "Governmental Authority" means any Federal, state, municipal, national or other government (whether foreign or domestic and including the European Union) or governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or local government of the United States, the United States, or a foreign entity or foreign government.

               "Guarantors" means, at any date, the collective reference to the Parent and Subsidiaries who are required to be parties to the Facility Guaranty at such date and as set


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


          forth on Schedule 1.1A (as may be amended, supplemented or modified from time to time).

               "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

               "Hedging Agreement" means one or more agreements between any Borrower or any Guarantor and any Lender or any Affiliate thereof, on terms mutually acceptable to such Borrower or any Guarantor and such Lender (or Affiliate), which agreements create Rate Hedging Obligations.

               "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property or arising under Rate Hedging Obligations, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations, and other items which in accordance with GAAP is required to be classified as a liability on a balance sheet; but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, lease obligations, reserves for deferred income taxes and investment credits, other deferred credits or reserves or deferred compensation obligations.

               "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed, as reflected on the balance sheet of such Person in accordance with GAAP, including without limitation the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), other than trade payables incurred in the ordinary course of business.

               "Insolvency" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

               "Insolvent" means to pertain to a condition of Insolvency.

               "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary), to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period (or, if no such comparable term is quoted, an interpolated rate as reasonably determined by the Agent). If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

               "Interest Period" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or Converted or on the last day of the preceding Interest Period, as the case may be, and ending on (x) the next occurring day that is the fifteenth day of a calendar month or (y) in the case of an Interest Period of one week, the last day of such week (provided, that Interest Periods of one week in duration may not be selected by a Borrower other than in anticipation of a prepayment of a Loan); provided, that,

                    (a) if an Interest Period for a Eurodollar Rate Loan would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day); and

                    (b) except in the case of a one-week Interest Period, any
               Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

               "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or the Conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of Exhibit E.

               "Investment" means with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment: (a) Rate Hedging Obligations entered into in the ordinary course of business and in compliance with this Agreement; (b) endorsements of negotiable instruments and documents in the ordinary course of business; and
          (c) an
          acquisition of assets, Capital Stock or other securities by a Credit Party or a Subsidiary for consideration to the extent such consideration consists of common equity securities of a Credit Party.

               "Issuing Lender" means JPMorgan Chase Bank, N.A. or any affiliate thereof, in its capacity as issuer of any Letter of Credit.

               "Joint Lead Arrangers" means J.P. Morgan Securities Inc., Bear Stearns & Co. Inc. and Citigroup Global Markets, Inc.

               "L/C Commitment": $150,000,000.

               "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

               "L/C Participants" means the collective reference to all the Lenders other than the Issuing Lender.

               "Lender" has the meaning given to such term in the preamble to this Agreement.

               "Letters of Credit" has the meaning given to such term in
          Section 3.1(a).

               "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Parent and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

               "Loan" or "Loans" means any of the Revolving Loans.

               "Loan Documents" means this Agreement, the Notes (if any), the Security Instruments, the Facility Guaranty, the Pledge Agreements, the Fee Letters and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

               "Material Adverse Effect" means a material adverse effect on
          (i) the ability of the Credit Parties, taken as a whole, to pay or perform their respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (ii) the rights, powers and remedies of the

          Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

               "Monthly Covenant Compliance Report" has the meaning given such term in Section 8.1(c).

               "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

               "Multiemployer Plan" means an Employee Benefit Plan that is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

               "Non Recourse Indebtedness" Indebtedness (i) as to which no Guarantor (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, other than, in the case of clauses (a) and (b) above, (1) any pledge of any ownership interest in a Subsidiary not included in the Collateral, (2) any guarantee or other support in respect of obligations in connection with the purchase (but not the financing of such purchase) or sale of any aircraft related assets, (3) in connection with the lease of any aircraft related asset pursuant to which a Subsidiary is the lessor or (4) any support in respect of the performance of non-payment obligations of a Subsidiary, including undertakings by a Guarantor not to permit such Subsidiary to take actions prohibited by agreements to which such Subsidiary is a party, and (ii) the terms of which provide that there is no recourse against any of the assets of the Borrowers or the Guarantors (other than (1) ownership interests in Subsidiaries of any Borrower or any Guarantor not included in the Collateral, (2) to the extent attributable to any guarantee or other support in respect of obligations in connection with the purchase (but not the financing of such purchase) or sale of any aircraft related assets, (3) in connection with the lease of any aircraft related asset pursuant to which a Subsidiary is the lessor or (4) to the extent attributable to any support in respect of the performance of non-payment obligations of a Subsidiary, including undertakings by a Guarantor not to permit such Subsidiary to take actions prohibited by agreements to which such Subsidiary is a party).

               "Non-Recourse Subsidiary" means, at the time of determination, the Warehouse Credit Parties and any other Subsidiary of the Parent that does not directly, indirectly or beneficially own any Capital Stock of, any subordinated Indebtedness of, or own or hold any Lien on any property of, any Borrower or any parent of any Borrower or any other Subsidiary of the Parent that is not a Non-Recourse Subsidiary; provided that such Subsidiary, at the time of determination, (a) only has Non-Recourse Indebtedness; (b) is a person with respect to which neither the Parent nor any of its Subsidiaries that is not a Non-Recourse Subsidiary has any direct or indirect obligation (x) to subscribe for additional equity interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, other than to the extent implied by undertakings by the Parent or Subsidiaries that are not Non-Recourse Subsidiaries not to permit a Non-Recourse Subsidiary to take actions prohibited by agreements to which such Non-Recourse Subsidiary is a party; and
          (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any of its Subsidiaries that are not a Non-Recourse Subsidiary.

               "Notes" means, collectively, the promissory notes (if any) of the Borrowers evidencing Revolving Loans executed and delivered to the Lenders as provided in Section 2.5 substantially in the form of Exhibit F, with appropriate insertions as to amounts, dates and names of Lenders.

               "Obligations" means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of any Borrower to the Agent (acting in any capacity) or to any Lender (or, in the case of Rate Hedging Obligations, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Rate Hedging Obligation entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Agent (acting in any capacity) or to any Lender that are required to be paid by any Borrower pursuant thereto) or otherwise.

               "Operating Circular" means an operating circular issued by the Federal Reserve Bank.

               "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, trustee, member or partner action), or other similar official action, as applicable, taken by such entity.

               "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, (i) the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership, trust agreement or other applicable organizational or charter documents relating to the creation of such entity which will, in each case, contain provisions reasonably satisfactory to the Lenders to ensure such entity's bankruptcy remoteness, including provisions relating to the appointment of a special member or independent director, the consent of which will be required to approve any decisions related to bankruptcy matters and (ii) the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

               "Parent" has the meaning given to such term in the preamble to this Agreement.

               "Partnership Interests" has the meaning therefor provided in the Pledge Agreement.

               "Payment Date" means any date provided for herein on which the principal of, interest on or other amounts in respect of the Loans is due and payable.

               "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

               "Permitted Lien" means any Lien permitted by Section 9.3.

               "Person" means an individual, partnership, corporation, limited liability company, limited liability partnership, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

               "Pledge Agreement" means, collectively (or individually as the context may indicate), (i) those certain Pledge and Security Agreements or Share Charges dated the Closing Date, and (ii) any additional Pledge and Security Agreement or Share Charge (substantially in the form of Exhibit L-1 or L-2 attached hereto, as applicable), delivered to the Agent pursuant to Section 6.1 or 8.14, as hereafter amended, supplemented or replaced from time to time.

               "Pledged Interests" means the interests so defined in the Pledge Agreement including, without limitation, all Capital Stock of the Subsidiaries (that are not Non-Recourse Subsidiaries) of the Parent as set forth on Schedule 1.1B (as may be amended, supplemented or modified from time to time) and all Securitization Interests (but only to the extent the Parent or the applicable Subsidiary is permitted to pledged such Securitization Interests pursuant to the applicable securitization transaction) .

               "Prime Rate" means the per annum rate of interest established from time to time by the Reference Bank as its prime or reference rate, which rate may not be the lowest rate of interest charged by the Reference Bank to its customers.

               "Principal Office" means the principal office of the Agent presently located at 270 Park Avenue, New York, New York 10017 or such other office and address as the Agent may from time to time designate. Payments shall be made to the account specified in the Lockbox Agreement or to such other account as the Agent may from time to time specify in writing.

               "Quarterly Period" means a fiscal quarter of the Parent and its Subsidiaries.

               "Rate Hedging Obligations" means any and all obligations of the Parent or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

               "Reference Bank" means JPMorgan Chase Bank, N. A.

               "Regulation A" means a Regulation A circular issued by such Federal Reserve Bank.

               "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

               "Regulatory Change" means any change effective after the Closing Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, including those relating to "highly leveraged transactions," whether or not having the force of law, and whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the date hereof.

               "Reimbursement Obligation" means the obligation of the applicable Borrower to reimburse the Issuing Lender pursuant to
          Section 3.5 for amounts drawn under Letters of Credit.

               "Reorganization" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

               "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the third day notice period is waived by the PBGC.

               "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating more than 50% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal at all times (a) other than following the occurrence and during the continuance of an Event of Default, to the amount of its Revolving Credit Commitment; and (b) following the occurrence and during the continuance of an Event of Default, to the aggregate principal amount of such Lender's Applicable Commitment Percentage of Revolving Credit Outstandings; provided that, for the purpose of this definition only, if any Lender shall have failed to fund its Applicable Commitment Percentage of any Loan or Letter of Credit participation, the Revolving Credit Commitment of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender's Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of such Loan or Letter of Credit participation to the extent it covers such failure.

               "Requirement of Law" means as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

               "Restricted Investment" has the meaning give in Section 9.6.

               "Restricted Payment" has the meaning given in Section 9.14.

               "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Revolving Loans to, or participate in Letters of Credit for the account of, the Borrowers, up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

               "Revolving Credit Facility" means the facility described in Articles II and III hereof providing for Loans and Letters of Credit to the Borrowers by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

               "Revolving Credit Outstandings" means, as of any date of determination, the sum of (a) the aggregate principal amount of all Revolving Loans then outstanding and (b) the L/C Obligations then outstanding.

               "Revolving Credit Termination Date" means the earliest of (i) the Stated Termination Date, (ii) the date of termination of Lenders' obligations pursuant to Section

          10.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrowers may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, together with all accrued and unpaid interest thereon and reduce the Total Revolving Credit Commitment to zero pursuant to
          Section 2.7.

               "Revolving Loan" or "Revolving Loans" means any borrowing pursuant to a Loan under the Revolving Credit Facility in accordance with Article II.

               "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

               "Secured Party" has the meaning given in the Security
          Agreement.

               "Securitization Interest" means the equity or subordinated interests received by the Parent or any of its Subsidiaries pursuant to the sale, transfer, conveyance or other disposition of any Financed Eligible Asset or direct or indirect interest therein in connection with the securitization by the Parent, an Affiliate thereof, or any of its Subsidiaries, of such aircraft or interest therein.

               "Security Agreement" means the Security Agreement
          (substantially in the form of Exhibit J attached hereto) delivered to the Agent pursuant to Section 6.1, as hereafter modified, amended or supplemented from time to time.

               "Security Instruments" means, collectively, the Pledge Agreement, Security Agreement, the Account Control Agreement and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Guarantor, any Borrower, any Subsidiary or any other Person shall grant or convey to the Agent or the Lenders a Lien in property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

               "Single Employer Plan" means any Employee Benefit Plan covered by Title IV of ERISA which is not a Multiemployer Plan.

               "Solvent" means, when used with respect to any Person, that at the time of determination:

                    (i) the fair value of its assets (both at fair valuation
               and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

                    (ii) it is then able and expects to be able to pay its
               debts as they mature;

                    (iii) it has capital sufficient to carry on its business
               as conducted and as proposed to be conducted; and

                    (iv) with respect to any Person incorporated in Ireland,
               such Person is "unable to pay its debts" as that phrase is defined under Irish law in Section 214 of the Companies Act 1963 and Section 2(3) of the Companies (Amendment) Act 1990.

               "Stated Termination Date" means the first anniversary of the date hereof.

               "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by the Parent, including any trust with respect to which such Guarantor or the Parent or any of its Subsidiaries has a beneficial interest.

               "Taxes" means all present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

               "Termination Event" means: (i) a "Reportable Event"; or (ii) the termination of a Single Employer Plan or the filing of a notice of intent to terminate a Single Employer Plan; or (iii) the institution of proceedings to terminate a Single Employer Plan by the PBGC; or (iv) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan; or (v) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA in favor of the PBGC or a Employee Benefit Plan; or
          (vi) any event or condition which results in the Reorganization or Insolvency of a Multiemployer Plan; or (vii) any event or condition which results in the termination of a Multiemployer Plan under
          Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

               "Total Revolving Credit Commitment" means a principal amount equal to $250,000,000, as may be reduced from time to time in accordance with Section 2.7.

               "Type" means any type of Loan (i.e., a Base Rate Loan or a Eurodollar Rate Loan).

               "Voting Stock" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

               "Warehouse Credit Agreement" means that certain $1,000,000,000 Credit Agreement, dated as of December 15, 2006, by and among Aircastle Investment Holdings 2 Limited, Aircastle Ireland No. 3 Limited, JPMorgan Chase Bank, N. A., as administrative agent and the lenders party thereto, as in effect on the date hereof.

               "Warehouse Credit Parties" means the "Credit Parties", as defined in and party to the Warehouse Revolving Credit Agreement, as in effect on the date hereof.

     1.2. Rules of Interpretation.

               (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

               (b) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

               (c) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

               (d) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

               (e) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

               (f) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

               (g) All dates and times of day specified herein shall refer to such dates and times in New York, New York.

               (h) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

               (i) Any reference to an officer of any Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

               (j) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

                                  ARTICLE II

                        THE REVOLVING CREDIT FACILITY

     2.1. Revolving Loans.

               (a) Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Loans to any of the Borrowers under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the applicable Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such Loan
          (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Loans as a result of an Event of Default; and provided, further, that immediately after giving effect to each such Loan the amount of Revolving Credit Outstandings shall not exceed the Total Revolving Credit Commitment. Within such limits, the Borrowers may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (1) no Revolving Loan that is a Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Stated Termination Date and (2) each Revolving Loan that is a Eurodollar Rate Loan may, subject to the provisions of Section 2.7, be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by Section 5.5.

               (b) Amounts. Each Revolving Loan hereunder and each Conversion under Section 2.8, shall be in an amount of at least $500,000.

               (c) Procedures. An Authorized Representative shall give the Agent (i) at least three (3) Business Days' irrevocable written notice of an Interest Rate Selection Notice with appropriate insertions, effective upon receipt, of each Revolving Loan that is to be Converted into a Eurodollar Rate Loan prior to 10:30 A.M. and
          (ii) at least one (1) Business Day's written notice, revocable only on or before noon the following Business Day of a Borrowing Notice with appropriate insertions, effective upon receipt, of each Revolving Loan (which shall be borrowed as a Base Rate Loan) prior to 10:30 A.M. and (iii) at least one (1) Business Day's irrevocable written notice of an Interest Rate Selection Notice with appropriate insertions, effective upon receipt, of each Revolving Loan that is to be Converted into a Base Rate Loan prior to 10:30 A.M. Each such notice shall specify the name of the Borrower, the amount of the borrowing, the date of borrowing or Conversion (as applicable), type of Revolving Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of a Loan requested thereunder, shall be provided by the Agent to each Lender by facsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 10:30 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice.

               (i) Promptly (and, to the extent feasible, not later than 2:00 P.M.) on the date specified for each borrowing under this Section 2.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Loan or Loans to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Revolving Loan or Revolving Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the applicable Borrower by delivery of the proceeds thereof to the applicable Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by an Authorized Representative and reasonably acceptable to the Agent.

               (ii) Each Loan will be made initially as a Base Rate Loan. The Borrowers shall have the option to elect the duration of the initial and any subsequent Interest Periods and to Convert the Revolving Loans in accordance with Section 2.8. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time, provided, however, there shall not be outstanding at any one time Eurodollar Rate Loans for any Borrower having more than two (2) different Interest Periods. If the Agent does not receive an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period by the time prescribed by Section 2.8, the applicable Borrower shall be deemed to have elected for any Eurodollar Loan an Interest Period of the duration provided in clause (x) of the definition of Interest Period.

     2.2. Payment of Interest.

               (a) The Borrowers, jointly and severally, shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan until such Loan shall be due at the then applicable Base Rate for Base Rate Loans or applicable Eurodollar Rate for Eurodollar Rate Loans, as designated by the Authorized Representative pursuant to Section 2.1; provided, however, that if any Event of Default shall occur and be continuing, all amounts outstanding hereunder shall bear interest during such period at the Default Rate.

               (b) Interest on each Loan shall be computed on the basis of a year of 360 days and calculated in each case for the actual number of days elapsed. Interest on each Loan shall be paid (x) monthly in arrears on the twentieth (20th) calendar day of each calendar month (or, if such day is not a Business Day, on the next succeeding Business Day), (y) upon payment or prepayment of the principal amount of any Loan or any portion thereof, on the amount so paid or prepaid and (z) at the Revolving Credit Termination Date.

     2.3. Payment of Principal.

               (a) Scheduled Repayment; Voluntary Prepayments. The principal amount of each Revolving Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Stated Termination Date, or earlier as specifically provided herein. The Borrowers may prepay the outstanding principal amount of any Eurodollar Loan, in whole or in part, upon two Business Days' notice to the Lenders and, in the case of Base Rate Loans, upon same day notice to the. All such prepayments must be accompanied by accrued interest up to, and including, the date of such prepayment and any compensation due under Section 5.5 hereof.

               (b) Mandatory Prepayments. Upon the issuance of any Capital Stock by any Borrower, an amount equal to 100% of the net proceeds thereof shall be applied on the date of such issuance towards the prepayment of the Loans; provided that if the aggregate principal amount of Loans then outstanding is less than the amount of such net proceeds (because L/C Obligations constitute a portion thereof), such Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Agent for the benefit of the Lenders on terms and conditions satisfactory to the Agent.

     2.4. Manner of Payment. Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds without setoff, deduction or counterclaim before 12:30 P.M. on the date such payment is due.

               (a) The Agent shall deem any payment made by or on behalf of any Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 12:30 P.M. to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the time such funds become available funds. Any non-conforming payment may constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (x) the date such funds become available funds or (y) the next Business Day at the Default Rate from the date such amount was due and payable.

               (b) In the event that any payment hereunder becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension and provided, further, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

               (c) Any payment or prepayment of any principal or interest on any Loan hereunder shall be accompanied by a certificate signed by an Authorized Representative and delivered to the Agent, which certificate shall identify such Loan, the amount of principal and interest paid thereon, and the Borrower to whom, or for whose benefit, such Loan was originally advanced.

     2.5. Notes. At the request of any Lender, Revolving Loans made by such Lender shall be evidenced by a Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Revolving Credit Commitment and shall be duly completed, executed and delivered by the Borrowers.

     2.6. Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Loans and the fees described in Section 2.10 shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by any Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from any Borrower.

     2.7. Reductions. The Borrowers shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, facsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $5,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Revolving Loans to the extent that the principal amount of Revolving Credit Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. No such reduction shall result in the payment of any Eurodollar Rate Loan other than on the last day of the Interest Period of such Eurodollar Rate Loan unless such prepayment is accompanied by amounts due, if any, under Section 5.5.

     2.8. Conversions and Elections of Subsequent Interest Periods. Subject to the limitations set forth below and in Article V, the Borrowers may:

               (a) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. on any Business Day,

          Convert all or a part of Eurodollar Rate Loans to Base Rate Loans on the last day of the Interest Period for such Eurodollar Rate Loans; and

               (b) provided that no Default or Event of Default shall have occurred and be continuing and upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. three (3) Business Days' prior to the date of such election or Conversion:

               (i) elect a subsequent Interest Period for all or a portion of Eurodollar Rate Loans to begin on the last day of the then current Interest Period for such Eurodollar Rate Loans; and

               (ii) Convert Base Rate Loans to Eurodollar Rate Loans on any Business Day.

Each election and Conversion pursuant to this Section 2.8 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 2.1, 2.3 and Article V. The Agent shall give written notice to each Lender of such notice of election or Conversion prior to 3:00 P.M. on the day such notice of election or Conversion is received. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

     2.9. Increase and Decrease in Amounts. The amount of the Total Revolving Credit Commitment that shall be available to the Borrowers as Loans shall be reduced by the aggregate amount of Revolving Credit Outstandings.

     2.10. Fees. The Borrowers shall pay (i) the fees specified in the Fee Letters on the dates specified therein and (ii) a commitment fee for the period from and including the date hereof to the Revolving Credit Termination Date, computed at a rate of (A) 0.25% per annum if the average daily amount of Revolving Credit Outstandings during the period for which such payment is made are less than $125,000,000 or (B) 0.125% per annum if the average daily amount of Revolving Credit Outstandings during the period for which such payment is made are equal to or greater than $125,000,000, in each case on the average daily amount of the available unused Revolving Credit Commitment of such Lender during the period for which payment is made, payable monthly in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof.

     2.11. Deficiency Advances. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to any Borrower as herein provided, the Agent may in its discretion and in its capacity as a Lender, but shall not be obligated to, advance all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates as if it had originally made such Loan; provided that,
(i) such defaulting Lender shall not be entitled to receive payments of principal, interest or fees with respect to such deficiency advance until such deficiency advance shall be paid by such Lender and (ii) upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by a Borrower on each Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be to the Agent as a Lender in full payment of such deficiency advance and such Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by such Borrower thereon.

     2.12. Use of Proceeds. The proceeds of each Loan made and each Letter of Credit issued pursuant to the Revolving Credit Facility hereunder shall be used for working capital and other general corporate purposes.

                                 ARTICLE III
                               LETTERS OF CREDIT

     3.1. L/C Commitment(a) .

               (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrowers on any Business Day during the period from the Closing Date until the Revolving Credit Termination Date in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Revolving Credit Outstandings would exceed the Total Revolving Credit Commitment. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

               (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

     3.2. Procedure for Issuance of Letter of Credit. Any Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the applicable Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the applicable Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

     3.3. Fees and Other Charges(a) .

               (a) The Borrowers will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Borrowers shall pay to the Issuing Lender for its own account a fronting fee of 0.125% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the issuance date.

               (b) In addition to the foregoing fees, the Borrowers shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

     3.4. L/C Participations(a) .

               (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Applicable Commitment Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the applicable Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Applicable Commitment Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant's obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, the Borrowers or any other

          Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article VI, (iii) any adverse change in the condition (financial or otherwise) of the Borrowers,
          (iv) any breach of this Agreement or any other Loan Document by the Borrowers, any other Credit Party or any other L/C Participant or
          (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

               (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times
          (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

               (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with
          Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the applicable Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

     3.5. Reimbursement Obligation of the Borrowers. If any draft is paid under any Letter of Credit, the applicable Borrower shall reimburse the Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment, not later than 12:00 Noon, New York City time, on (i) the Business Day that the applicable Borrower receives notice of such draft, if such notice is received on such day prior to 10:00 A.M., New York City time, or (ii) if clause (i) above does not apply, the Business Day immediately following the day that the applicable Borrower receives such notice. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice,
Section 2.2(a) and (y) thereafter, the Default Rate.

     3.6. Obligations Absolute. The obligations of the Borrowers under this
Article III shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrowers may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrowers also agree with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Reimbursement Obligations of the Borrowers under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrowers against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrowers agree that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrowers and shall not result in any liability of the Issuing Lender to the Borrowers.

     3.7. Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the applicable Borrower of the date and amount thereof. The responsibility of the Issuing Lender to such Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

     3.8. Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Article III, the provisions of this Article III shall apply.

                                  ARTICLE IV
                                   SECURITY

     4.1. Security. As security for the full and timely payment and performance of all Obligations, each Borrower will, or will cause the Credit Parties to, on or before the date of the initial Loan, do or cause to be done all things necessary in the reasonable opinion of the Agent and its counsel to grant to the Agent for the benefit of the Lenders a duly perfected first priority security interest under all applicable laws in all Collateral subject to no prior Lien or other encumbrance (that, in each case, has not previously been satisfied in full) or restriction on transfer (other than Permitted Liens).

     4.2. Further Assurances. At the request of the Agent, each Borrower will, or will cause the other Credit Parties (as the case may be), to, execute, by its duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Agent reasonably deems necessary from time to time to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Agent contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by any Borrower, or any Guarantor or any other Credit Party after the Closing Date.

     4.3. Information Regarding Collateral. Each Borrower represents, warrants and covenants that (i) the chief executive office of each Credit Party providing Collateral pursuant to a Security Instrument (each, a "Grantor") at the Closing Date is located at the address or addresses specified on Schedule 4.3, and (ii) Schedule 4.3 (as may be amended, supplemented or modified from time to time) contains a true and complete list of (a) the name and address of each Grantor and (b) each location of the chief executive office and principal place of business of each Grantor. Neither the Parent nor any Borrower shall change, or permit any other Grantor to change, the location of its chief executive office or principal place of business, or use or permit any other Grantor to use, any additional trade style, except upon giving not less than thirty (30) days' prior written notice to the Agent and taking or causing to be taken all such action at the Parent's, such Borrower's or such other Grantor's expense as may be reasonably requested by the Agent to perfect or maintain the perfection of the Lien of the Agent in Collateral.

                                  ARTICLE V
                            CHANGE IN CIRCUMSTANCES

     5.1. Requirements of Law.

               (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

               (ii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost (other than a Tax) to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Rate Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof (other than by reason of any Tax), then, in any such case, the Borrowers shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender (on an after-tax basis) for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrowers (with a copy to the Agent) of the event by reason of which it has become so entitled.

               (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrowers (with a copy to the Agent) of a written request therefor, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation (on an after-tax basis) for such reduction.

               (c) Each Lender shall promptly notify the Borrowers and the Agent of any event of which it has knowledge occurring after the date hereof, which will entitle a Lender to compensation pursuant to this Section 5.1, and such Lender shall, upon written request by any Borrower, designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrowers (with a copy to the Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrowers shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than three months prior to the date that such Lender notifies the Borrowers of such Lender's intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such three-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrowers pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     5.2. Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

               (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

               (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans for such Interest Period;

then the Agent shall give the Borrowers prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type or to Convert Loans of any other Type into Loans of such Type, and the Borrowers shall, jointly and severally, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with the terms of this Agreement.

     5.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrowers thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of Section 5.4 shall be applicable).

     5.4. Treatment of Affected Loans. If the obligation of any Lender to make a Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 5.1 or
5.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 5.3 hereof, on such earlier date as such Lender may specify to the Borrowers with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 5.1 or 5.3 hereof that gave rise to such Conversion no longer exist:

               (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

               (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrowers (with a copy to the Agent) that the circumstances specified in Section 5.1 or 5.3 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 5.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Revolving Credit Commitments.

     5.5. Compensation. Upon the request of any Lender, the Borrowers shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense incurred by it as a result of:

               (a) any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.1) on a date other than the last day of the Interest Period for such Loan; or

               (b) any failure by any Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article VI to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

     5.6. Taxes.

               (a) Any and all payments by any Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any and all Taxes, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of each Lender and the Agent, Taxes imposed on its income, receipts, capital, net worth or items of tax preference and franchise, doing business and similar Taxes (imposed on it in lieu of net income taxes), imposed on such Lender or Agent as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded Taxes ("Indemnified Taxes") or Other Taxes (as defined below) are required to be withheld after the date hereof from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.6) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall timely pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and
          (iv) such Borrower shall furnish to the Agent, at its address referred to in Section 12.2, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably acceptable to such Lender or the Agent; provided however, that the Borrowers shall not be required to increase such amounts payable to any Lender with respect to any Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrowers with respect to such Taxes pursuant to this paragraph.

               (b) In addition, the Borrowers agree to timely pay any and all present or future stamp or documentary taxes which arise from the execution or delivery of this Agreement or any other Loan Document or the provision of the security interest in any Collateral required hereunder (hereinafter referred to as "Other Taxes").

               (c) The Borrowers agree, to indemnify each Lender and the Agent for the full amount of Indemnified Taxes and Other Taxes (including, without limitation, any Indemnified Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 5.6) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

               (d) Each Lender, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by any Borrower or the Agent (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), shall provide the Borrowers and the Agent with (i) a complete and properly executed Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY (including all required accompanying information), as appropriate, or any successor form prescribed by the Internal Revenue Service (including a United States taxpayer identification number), certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest, certifying that the Lender is eligible for the "portfolio interest exemption" or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States or (ii) Internal Revenue Service Form W-9 or any successor form prescribed by the Internal Revenue Service. In addition, each Lender and the Agent agrees that it will (i) take all actions reasonably requested by a Borrower in writing that are consistent with applicable legal and regulatory restrictions to claim any available reductions or exemptions from Indemnified Taxes or Other Taxes and (ii) otherwise cooperate with the Borrowers to minimize any amounts payable by the Borrowers under this Section 5.6; provided, however, that in each case, any out-oBorrower shall be borne by such Borrower and no Lender shall be required to take any action that it determines in its sole good faith discretion, may be adverse in any non de minimis respect to it and not indemnified to its satisfaction.

               (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the relevant Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the relevant Borrower (with a copy to the Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

               (f) If any Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 5.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the sole judgment of such Lender, is not otherwise disadvantageous to such Lender.

               (g) Within thirty (30) days after the date of any payment of Taxes, the relevant Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment or otherwise evidence of such payment as is reasonably acceptable to the Agent.

               (h) If the Agent or any Lender receives a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 5.6, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 5.6 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any net increase in Taxes imposed on such Person by reason of such refund and the payment by such Person pursuant to this sentence) of the Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the relevant Borrower, upon the request of the Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

               (i) Without prejudice to the survival of any other agreement of any Borrower hereunder, the agreements and obligations of each Borrower contained in this Section 5.6 shall survive the termination of the Revolving Credit Commitments and the payment in full of the Loans.

                                  ARTICLE VI
                          CONDITIONS TO MAKING LOANS

     6.1. Conditions of Closing of Amended and Restated Credit Agreement. The effectiveness of this Agreement is subject to the prior or concurrent satisfaction or waiver of each of the conditions precedent set forth in this
Section 6.1. For the limited purpose of this Section 6.1, the phrases "shall have received", "shall have approved", "shall have demonstrated", "shall have delivered" and similar phrases contemplating that future performances were required shall be construed as being performed or waived as of the Closing
Date:

               The Agent shall have received, as of the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

               (i) executed originals of each of this Agreement, the Notes (if applicable), the Facility Guaranty, the Security Agreement, the Pledge Agreements and the other initial Loan Documents, together with all schedules and exhibits thereto;

               (ii) the favorable written opinion or opinions with respect to the Loan Documents and the transactions contemplated thereby of special counsel to the Credit Parties dated the Closing Date (including opinions of New York and Bermuda counsel), addressed to the Agent (on behalf of itself and the Lenders), substantially in the form of Exhibit G-1 and Exhibit G-2 or otherwise reasonably satisfactory to special counsel to the Agent;

               (iii) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of each Credit Party, certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

               (iv) specimen signatures of officers of each Credit Party executing the Loan Documents on behalf of such party, certified by the secretary or assistant secretary of such party;

               (v) the Organizational Documents of each Credit Party certified as of a recent date by the Secretary of State or comparable official of its jurisdiction of organization;

               (vi) certificates issued as of a recent date by the Secretaries of State or comparable officials of the respective jurisdictions of formation of each of the Credit Parties as to the due existence and good standing of such Person;

               (vii) notice of appointment of the initial Authorized Representative(s);

               (viii) Uniform Commercial Code financing statements appropriate for filing in all places required by applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien in and to such other Collateral as the Agent may require;

               (ix) the delivery by the Borrowers and other Credit Parties of all stock certificates and other certificates, if any, evidencing ownership of any Pledged Interests, accompanied in each case by duly executed stock or transfer powers (or other appropriate transfer documents) in blank affixed thereto;

               (x) the delivery by the Borrowers of "control agreements" that have been executed by the respective issuers (and consented to by the respective Credit Parties) with respect to any uncertificated Pledged Interests; and

               (xi) evidence that any fees payable by any Credit Party on the Closing Date to the Agent and the Lenders have been paid in full.

     6.2. Conditions of Revolving Loans. The obligation of the Lenders to make Revolving Loans to or issue Letters of Credit for the account of any Borrower hereunder on or subsequent to the Closing Date is subject to the conditions precedent that:

               (a) each of the conditions to making the Revolving Credit Facility available to the Borrowers, as set forth in Section 6.1, shall have been satisfied on or prior to the date of such Loan;

               (b) the representations and warranties of the Credit Parties set forth in Article VII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date;

               (c) the Agent shall have received a Borrowing Notice at least one Business Day prior to the date of such Loan;

               (d) at the time of (and after giving effect to) such Loan, no Default or Event of Default specified in Article X shall have occurred and be continuing; and

               (e) immediately after giving effect to the such Loan;

               (i) the aggregate principal balance of all outstanding Revolving Loans for each Lender shall not exceed such Lender's Revolving Credit Commitment;

               (ii) the Revolving Credit Outstandings shall not exceed the Total Revolving Credit Commitment.

                                 ARTICLE VII
                        REPRESENTATIONS AND WARRANTIES

     Each Borrower and each Guarantor represents and warrants with respect to itself, its respective Subsidiaries (if any) and each other Credit Party (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans or issuance of Letters of Credit), that:

     7.1. Organization and Authority.

               (a) Each Borrower, each Subsidiary and each other Credit Party is a corporation, partnership or limited liability company duly organized and validly existing under the laws of the jurisdiction of its formation;

               (b) Each Borrower, each Subsidiary and each other Credit Party
          (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

               (c) Each Borrower has the power and authority to execute, deliver and perform this Agreement and to execute, deliver and perform each of the other Loan Documents to which it is a party;

               (d) Each Credit Party (other than the Borrowers) has the power and authority to execute, deliver and perform each of the Loan Documents to which it is a party; and

               (e) When executed and delivered, each of the Loan Documents to which any Credit Party is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Credit Party (as the case may be), enforceable against such Credit Party (as the case may be) in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

     7.2. Loan Documents. The execution, delivery and performance by each Credit Party of each of the Loan Documents to which it is a party:

               (a) have been duly authorized by all requisite Organizational Action of such Credit Party (as the case may be) required for the lawful execution, delivery and performance thereof;

               (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Credit Party or their respective properties, or (iii) the Organizational Documents of such Credit Party;

               (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which such Credit Party is a party, or by which the properties or assets of such Credit Party are bound; and

               (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of such Credit Party or any Subsidiary except any Liens in favor of the Agent and the Lenders created by the Security Instruments;

     7.3. Solvency. At the time of each Loan to a Borrower, such Borrower and each Guarantor is Solvent after giving effect to the transactions contemplated by the Loan Documents;

     7.4. Subsidiaries and Stockholders. Each Borrower (i) owns 100% of the beneficial interest of each of its respective direct Subsidiaries and (ii) does not have any direct Subsidiaries other than those included in the Pledged Interests and listed on Schedule 7.4, as such schedule shall be updated from time to time and delivered to the Agent, including upon the creation of a new direct Subsidiary of any Borrower pursuant to Section 8.14 of the Credit Agreement;

     7.5. Financial Condition. The audited consolidated financial statements of the Parent and its Subsidiaries dated December 31, 2005 and the unaudited consolidated financial statements of the Parent and its Subsidiaries dated September 30, 2006, copies of each of which have been furnished to each Lender on or before the Closing Date, have been prepared using accounting methods, procedures and policies which are in accordance with GAAP and present fairly in all material respects the financial position of the Parent and its Subsidiaries on a consolidated basis, in each case, as at the dates thereof, and the results of operations and statements of cash flows for the periods then ended (as to any unaudited interim financial statements, subject to normal year-end audit adjustments and the absence of footnotes). Neither the Parent nor any of its Subsidiaries had, to the knowledge of the Parent or any Borrower, as at the date of the most recent balance sheet referred to above, any material Contingent Obligation, contingent liability or liability for taxes, or any long term lease, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto and which, to the knowledge of the Parent or any

Borrower, has any reasonable likelihood of resulting in a material cost or loss. Since December 31, 2005 there has been no development or event which has had a Material Adverse Effect;

     7.6. Liens. The Agent (for itself and on behalf of the Lenders) has a first priority perfected Lien (subject to Permitted Liens) on all Collateral under the Security Instruments;

     7.7. Title to Properties. Each Borrower and each of its respective Subsidiaries, each Guarantor and each other Credit Party has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind except as provided in the Security Instruments and Permitted Liens; and

     7.8. Taxes. Except as set forth in Schedule 7.8, each Borrower, each of its respective Subsidiaries, each Guarantor and each other Credit Party has filed or caused to be filed all federal, state, local and foreign Tax returns in each case that are required to be filed by it and that, the failure to file, would have a Material Adverse Effect (individually or in the aggregate) and, except for Taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves in accordance with GAAP reflected in the financial statements most recently delivered pursuant to Section 8.1(a) and satisfactory to the Parent's independent certified public accountants have been established, have paid or caused to be paid all Taxes as shown on said returns or on any assessment received by it, to the extent that such Taxes have become due;

     7.9. Other Agreements. No Guarantor nor other Credit Party:

               (i) is a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

               (ii) is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Guarantor, or other Credit Party is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect;

     7.10. Litigation. Except as set forth in Schedule 7.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of any Borrower, threatened by or against any Guarantor, any Borrower or any other Credit Party or affecting any such Person or any properties or rights of any such Person, which could reasonably be likely to have a Material Adverse Effect;

     7.11. Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (b) for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Agent, the Borrowers will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U;

     7.12. Investment Company. No Credit Party is an "investment company," or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.). The application of the proceeds of the Loans and Letters of Credit and repayment thereof by each Borrower and the performance by each Borrower and the other Credit Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof;

     7.13. Patents, Etc. Each Borrower, each Guarantor and each other Credit Party owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person except as could not reasonably be likely to have a Material Adverse Effect;

     7.14. No Untrue Statement. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of any Borrower or any other Credit Party in accordance with or pursuant to any Loan Document nor (b) any written statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading;

     7.15. No Consents, Etc. Neither the respective businesses or properties of the Credit Parties or any Subsidiary, nor any relationship among the Credit Parties or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of any Credit Party as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be;

     7.16. Employee Benefit Plans.

               (a) Neither any Guarantor nor any Borrower or any of their respective Subsidiaries has or has ever sponsored any Single Employer Plan or any Multiemployer Plan, or had any obligation to fund any such plan;

               (b) Neither any Borrower nor any ERISA Affiliate has incurred any "accumulated funding deficiency" within the meaning of Section 412 of the Code or Section 302 of ERISA with respect to any Single Employer Plan, whether or not waived, during the six-year period prior to the date on which this representation is made or deemed made or any other liability to the PBGC which remains outstanding, in each case, in an amount that would be reasonably likely to have a Material Adverse Effect;

               (c) No Termination Event has occurred during the six-year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur with respect to any Single Employer Plan or Multiemployer Plan, neither any Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan that, in each case, could be reasonably expected to have a Material Adverse Effect; and

               (d) The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Single Employer Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made for each such plan, exceed the then current value of the assets of such Single Employer Plan allocable to such benefits by a material amount;

     7.17. No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder; and

     7.18. Environmental Laws. Except as listed on Schedule 7.18, each Borrower, each Guarantor and each other Credit Party is in compliance with all applicable Environmental Laws and has been issued and currently maintains all required federal, state and local permits, licenses, certificates and approvals. Except as listed on Schedule 7.18, neither any Borrower, any Guarantor nor any other Credit Party has been notified of any pending or threatened action, suit, proceeding or investigation, and neither any Borrower, any Guarantor nor other Credit Party is aware of any facts, which
(a) calls into question, or could reasonably be expected to call into question, compliance by any Borrower, any Guarantor or any other Credit Party with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of any Borrower's, any Guarantor's or any other Credit Party's business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of any Borrower, any Guarantor or other Credit Party to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law.

                                 ARTICLE VIII
                             AFFIRMATIVE COVENANTS

     Unless the Required Lenders shall otherwise consent in writing, each Borrower will, and where applicable will cause each Guarantor and each Subsidiary (if any) (other than a Non-Recourse Subsidiary) to:

     8.1. Financial Reports, Etc.

               (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year, deliver or cause to be delivered to the Agent and each Lender audited consolidated balance sheets of the Parent and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto (if any), and the relating audited consolidated statements of income, changes in stockholders' (or members') equity and cash flows, and the respective notes thereto (if any), for such Fiscal Year, setting forth comparative financial statements for the preceding year (if applicable), reported on by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing all prepared in accordance with GAAP and accompanied by a certificate of an Authorized Representative, which certificate shall be in the form of Exhibit H; provided that the Borrowers shall be deemed to have satisfied their delivery obligations with respect to the above financial statements (but not the certificate referred to above) if the full text of such financial statements have been posted to and are generally available on the Parent's website;

               (b) as soon as practical and in any event within 60 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Agent and each Lender consolidated income statements of the Parent and its Subsidiaries prepared in accordance with GAAP and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly, in all material respects, the financial position of the Parent and its Subsidiaries as of the end of such fiscal period and the results of their operations for such fiscal period; provided that the Borrowers shall be deemed to have satisfied their delivery obligations with respect to the above financial statements if the full text of such financial statements have been posted to and are generally available on the Parent's website;

               (c) as soon as practical and in any event within 10 days after the end of each calendar month with respect to a draft (for the Agent) and within 30 days after the end of each calendar month with respect to a final report (for the Agent and each Lender), deliver or cause to be delivered as set forth above a report in form and substance reasonably satisfactory to the Agent, stating that each Borrower is in compliance with the covenants and terms hereof and that no Default or Event of Default has occurred and is continuing, in each case as of the end of such month (the "Monthly Covenant Compliance Report");

               (d) promptly upon their becoming available to any Borrower, such Borrower shall deliver to the Agent and each Lender a copy of
          (i) all regular or special reports or effective registration statements which the Parent or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by any Borrower, any Guarantor or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to any Borrower, any Guarantor or any Subsidiary by independent accountants in connection with any annual, interim or special audit of the Parent, any Borrower or any Subsidiary; and

               (e) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding any Borrower's, any Guarantor's and any Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request.

Subject to Section 12.15, the Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement;

     8.2. Maintain Properties. Maintain all properties necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices;

     8.3. Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 9.7, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which failure to do so would have a Material Adverse Effect;

     8.4. Regulations and Taxes. Comply with or contest in good faith all statutes and governmental regulations and timely pay all Taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien other than a Permitted Lien against any of its properties unless such Lien could not reasonably be expected to have a Material Adverse Effect;

     8.5. Cash Distributions by Subsidiaries. If (a) any Subsidiary has cash held in a lockbox account to secure such Subsidiary's obligations (other than Obligations) and (b) such Subsidiary is permitted pursuant to the terms of the agreements governing such obligations to transfer such cash to an account of any Borrower or any Subsidiary that is subject to an Account

Control Agreement (a "Pledged Account"), then such Subsidiary shall not transfer such cash to any account of any Borrower or any Subsidiary other than a Pledged Account;

     8.6. True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements;

     8.7. Right of Inspection. Permit any Person designated by any Lender or the Agent to visit and inspect any corporate book or financial report of the Parent, any Borrower or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice; provided that upon any Event of Default, such access shall be at any time;

     8.8. Observe all Laws. Conform to and duly observe all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business unless the failure to so conform or observe would not have a Material Adverse Effect;

     8.9. Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities of which the failure to so obtain and maintain would not have a Material Adverse Effect and as contemplated by the Loan Documents;

     8.10. Officer's Knowledge of Default. Upon any officer of any Guarantor or any Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of any Borrower or any Subsidiary or other Credit Party to any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action such Borrower or such Subsidiary or other Credit Party proposes to take with respect thereto;

     8.11. Suits or Other Proceedings. Upon any officer of any Guarantor or any Borrower obtaining knowledge of any action, suit, litigation, investigation, or other proceeding being instituted or threatened against any Borrower or any Subsidiary or other Credit Party, in any court or before any Governmental Authority, or any attachment, levy, execution or other process being instituted against any assets of any Borrower or any Subsidiary or other Credit Party, making a claim or claims in an aggregate amount greater than $5,000,000, exclusive of punitive damages, not otherwise covered by insurance or that would otherwise be reasonably expected to have a Material Adverse Effect, promptly deliver to the Agent written notice thereof stating the nature and status of such action, suit, litigation, investigation, dispute, proceeding, levy, execution or other process;

     8.12. Notice of Environmental Complaint or Condition. Promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims or citations received by any Borrower, any Guarantor or any Subsidiary relating to any (a) violation or alleged violation by any Borrower, any Guarantor or any Subsidiary of any applicable Environmental Law; (b) release or threatened release by any Borrower, any Guarantor or any Subsidiary, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of any Borrower, any Guarantor or any Subsidiary, or at any facility or property owned or leased or operated by any Borrower, any Guarantor or any Subsidiary, of any Hazardous Material, except where occurring legally pursuant to a permit or license; or (c) liability or alleged liability of any Borrower, any Guarantor or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials;

     8.13. Indemnification. Without limiting the generality of Section 12.9, the Parent and each Borrower hereby agree to indemnify and hold the Agent and the Lenders, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys', consultants' or other expert fees, expenses and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by the Parent, any Borrower or any Subsidiary or with respect to any property owned, operated or leased by the Parent, any Borrower or any Subsidiary or (b) the handling, storage, transportation, treatment, emission, release, discharge or disposal of any Hazardous Materials by or on behalf of the Parent, any Borrower or any Subsidiary, or on or with respect to property owned or leased or operated by the Parent, any Borrower or any Subsidiary. The provisions of this Section 8.13 shall survive repayment of the Obligations and expiration or termination of this Agreement;

     8.14. Further Assurances. At the Borrowers' cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents (including any additional Facility Guaranties, joinders to the Security Agreement and additional Pledge Agreements, in each case, in connection with new Guarantors), certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement, the Security Instruments and the other Loan Documents;

     8.15. Continued Operations. Continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted;

     8.16. Employee Benefit Plans. Without limiting the generality of Section 9.9, with reasonable promptness, and in any event within thirty (30) days after any Borrower knows or has reason to know thereof, give notice to the Agent of (a) the establishment of any Single Employer Plan (which notice shall include a copy of such plan), (b) the failure of any Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date; (c) the occurrence of a Termination Event with respect to any Single Employer Plan or Multiemployer Plan; and (d) the institution of proceedings or the taking of any other action by the PBGC or any Borrower or any ERISA Affiliate or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan;

     8.17. Accounts. The Borrowers shall enter into an Account Control Agreement for each Account.

                                  ARTICLE IX
                              NEGATIVE COVENANTS

     Unless the Required Lenders shall otherwise consent in writing, the Parent and each Borrower will not, and will cause each Guarantor and each Subsidiary thereof (if any) (other than a Non-Recourse Subsidiary) not to:

     9.1. [reserved];

     9.2. [reserved];

     9.3. Liens. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by any Borrower, any Guarantor or any Subsidiary, except the following (the "Permitted Liens"):

               (i) Liens created under the Security Instruments in favor of the Agent and the Lenders;

               (ii) Liens set forth in Schedule 7.7;

               (iii) Liens imposed by law for Taxes (A) not yet due or (B) which are being contested in good faith by appropriate proceedings diligently conducted, if, with respect to each Lien described in this clause (B) unless such Lien could not reasonably be expected to have a Material Adverse Effect, adequate reserves with respect thereto are maintained on the books of the Parent and/or its Subsidiaries in accordance with GAAP;

               (iv) statutory Liens of landlords and Liens of mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and (i) in existence less than 90 days from the date of creation thereof for amounts not yet due or (ii) which are being contested in good faith by appropriate proceedings diligently conducted, which are inferior in respect of the Collateral to the Liens conferred under the Security Instruments or with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

               (v) Liens arising out of any judgment or award with respect to which an appeal or proceeding for review is being prosecuted in good faith by appropriate proceedings diligently conducted, and with respect to which a stay of execution is in effect;

               (vi) Liens securing Indebtedness described in Section 9.4(b);

               (vii) Liens securing Indebtedness described in Section 9.4(f) so long as such Liens are limited to the assets and property of, and the ownership interests in, the Subsidiaries of the Parent referred to therein;

               (viii) cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

               (ix) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business;

               (x) Liens in respect of repurchase obligations entered into in the ordinary course of business; (xi) additional Liens securing Indebtedness in an aggregate amount not exceeding $1,000,000;

               (xii) Liens in respect of any interest or title of a lessor under any real estate lease entered into by the Parent or any of its Subsidiaries in the ordinary course of its business and covering any furniture, fixtures or other personal property located at the property so leased and any cash deposit which may be required to be provided to the landlord; and

               (xiii) Liens granted by a Borrower, Guarantor or any Subsidiary thereof in favor of a Lender or an Affiliate of a Lender in an aggregate amount not to exceed $20,000,000, in connection with Indebtedness permitted under Section 9.4(c).

     9.4. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, howsoever evidenced, except:

               (a) Indebtedness owing to (including guaranties in favor of) the Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

               (b) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

               (c) Indebtedness arising from Hedging Agreements entered into in the ordinary course of business;

               (d) unsecured intercompany Indebtedness for loans and advances made by Bermuda Holding 2 Ltd, AI 3 Ltd. or any Beneficial Owner to a Borrower or a Guarantor, provided that such intercompany Indebtedness is evidenced by a promissory note or similar written instrument acceptable to the Agent which provides that such Indebtedness is subordinated to obligations, liabilities and undertakings of the holder or owner thereof under the Loan Documents on terms acceptable to the Agent;

               (e) Contingent Obligations of any Borrower or any other Credit Party in support of (i) the obligations of any Credit Party, (ii) to the extent attributable to any guarantee or other support in respect of obligations in connection with the purchase (but not the financing of such purchase) or sale of any aircraft related assets,
          (iii) in connection with the lease of any aircraft related asset pursuant to which a Subsidiary is the lessor or (iv) to the extent attributable to any support in respect of the performance of non-payment obligations of a Subsidiary, including undertakings by a Guarantor not to permit such Subsidiary to take actions prohibited by agreements to which such Subsidiary is a party;

               (f) Non Recourse Indebtedness incurred by any Non-Recourse Subsidiary to finance or refinance the acquisition of, or improvement to, or conversion of, any aircraft-related assets in an aggregate principal amount outstanding at any time not greater than 100% of the depreciated book value of such aircraft-related assets (including, without limitation, any improvement thereto and expenses related thereto);

               (g) Indebtedness existing on the date hereof and listed on
          Schedule 9.4 hereof;

               (h) Repurchase obligations entered into in the ordinary course of business;

               (i) Contingent Obligations of a Non-Recourse Subsidiary in support of Indebtedness described in Section 9.4(f) of any of the other Non-Recourse Subsidiaries of the Parent referred to therein; and

               (j) additional Indebtedness of the Parent and its Subsidiaries up to but not exceeding $1,000,000 at any one time outstanding;

     9.5. Transfer of Assets. Sell, lease, transfer or otherwise dispose of any Securitization Interest or other Collateral pledged by it to any Person which is not a Guarantor or a Borrower, unless such sale, lease, transfer or disposition is for cash or Cash Equivalents and upon fair and reasonable terms no less favorable to the Borrowers or the Guarantors, as applicable, than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate;

     9.6. Subsidiaries; Investments. Make any Investments in any Person that is an Affiliate of the Parent but not a Subsidiary of the Parent (a "Restricted Investment");

     9.7. Merger or Consolidation. (i) Consolidate with or merge into any other Person, (ii) permit any other Person to merge into it, or (iii) in the case of the Borrowers only, liquidate, wind-up or dissolve; unless, in the case of clauses (i) and (ii), the surviving entity, by a written instrument, assumes the obligations of the applicable Borrower or the applicable Guarantor;

     9.8. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of such Person which is not a Borrower or a

Guarantor, except (a) that such Affiliate may render services to any Borrower or any Guarantor for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services,
(b) that any Borrower or any Guarantor may render services to such Affiliate for compensation at the same rates generally charged by such Person, (c) in either case in the ordinary course of business and pursuant to the reasonable requirements of such Person's business consistent with past practice of such Person and upon fair and reasonable terms no less favorable to such Person than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate;

     9.9. Single Employer Plans; ERISA Affiliates. Except with respect to Aircastle Advisor LLC, sponsor any Single Employer Plan or any Multiemployer Plan or agree to have any obligation to fund any such plan;

     9.10. Fiscal Year. Change its Fiscal Year, or have any fiscal year other than the Fiscal Year;

     9.11. Change in Control. Cause, suffer or permit to exist or occur any Change of Control;

     9.12. Negative Pledge Clauses. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of such Credit Party to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired;

     9.13. Partnerships. Become a general partner in any general or limited partnership;

     9.14. Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Borrower or any Guarantor, whether now or hereafter outstanding, or make any other distribution in respect thereof or make any Restricted Investment, either directly or indirectly, whether in cash or property or in obligations of any Subsidiary (collectively, "Restricted Payments"), except that:

               (i) any Subsidiary may make Restricted Payments to any Borrower or any Guarantor; and

               (ii) so long as no Default or Event of Default shall have occurred and be continuing or shall occur after giving effect thereto, the Parent may make Restricted Payments in an amount to be determined by the Parent;

     9.15. Clauses Restricting Restricted Payments. Permit any Guarantor (other than Aircastle Advisor LLC) to enter into or suffer to exist or become effective any consensual encumbrance or restriction on its ability to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, any Borrower or any Guarantor or (b) make loans or advances to, or other Investments in, a Subsidiary that is a

Guarantor, except for such encumbrances or restrictions existing under or by reason of any restrictions existing under the Loan Documents;

     9.16. Bank Accounts. Open or allow to exist any bank accounts for which the aggregate average daily balance during any calendar month, together with any bank accounts of the Guarantors not subject to a Security Interest as provided below, will be in excess of $500,000 unless the Agent is granted a Security Interest in such account by subjecting such account to an Account Control Agreement; provided that this provision shall not apply to any bank account maintained by any Subsidiary of the Parent on which a Lien is granted to secure Indebtedness permitted by Section 9.4(f), so long as such Subsidiary is the obligor of such Indebtedness;

     9.17. Organizational Documents. Amend its Organizational Documents without the consent of the Lenders and the Collateral Agent (as defined in the Security Agreement for such Credit Party); or

     9.18. Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than $550,000,000.

                                  ARTICLE X
                      EVENTS OF DEFAULT AND ACCELERATION

     10.1. Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

               (a) if default shall be made in the due and punctual payment of the principal of any Loan, Reimbursement Obligation or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II, Article III, at maturity, by acceleration or otherwise; or

               (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan or other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent within three (3) Business Days after the date on which the same shall be due and payable; or

               (c) if default shall be made in the performance or observance of any covenant set forth in Section 8.10, 8.11 or Article IX hereunder; or

               (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement (other than as described in clauses (a), (b) or (c) above), or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent

          (acting in any capacity) or any of the Lenders or delivered to the Agent (acting in any capacity) or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, and such default shall continue for 30 or more days after the earlier of receipt of notice of such default to an Authorized Representative from the Agent (acting in any capacity) or an officer of any Borrower becomes aware of such default, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent (acting in any capacity)), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agent (acting in any capacity)); or

               (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness or Rate Hedging Obligation (other than the Loans and other Obligations) of the Parent or any of its Subsidiaries in the aggregate amount of at least $5,000,000, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation in an aggregate amount of at least $5,000,000 may have been issued, created, assumed, guaranteed or secured by the Parent or any of its Subsidiaries, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by the Parent or any of its Subsidiaries, and such default or event of default under clause (i), (ii) or (iii) above shall continue for more than the period of grace, if any, therein specified, or such default or event of default under clause (i), (ii) or (iii) above shall permit the holder of any such Indebtedness in the aggregate amount of at least $5,000,000 (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

               (f) if there shall occur an "Event of Default", which is not waived under the Warehouse Credit Agreement; or

               (g) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent (acting in any capacity) or any Lender by or on behalf of any Borrower or any other Credit Party pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

               (h) if any of the Warehouse Credit Parties, the Borrowers, the Subsidiaries and the other Credit Parties shall be unable to pay its debts generally as they become due; or any of the Warehouse Credit Parties, the Borrowers, the Subsidiaries and the other Credit Parties shall file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, examiner, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization, examination or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

               (i) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, examiner, liquidator or conservator of any of the Warehouse Credit Parties, the Borrowers, the Subsidiaries and the other Credit Parties or of the whole or any substantial part of any such Person's properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against any of the Warehouse Credit Parties, the Borrowers, the Subsidiaries and the other Credit Parties seeking liquidation, reorganization, examination or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Warehouse Credit Parties, the Borrowers, the Subsidiaries and the other Credit Parties or of the whole or any substantial part of any such Person's properties, which control is not relinquished within sixty (60) days; or if there is commenced against the any of the Warehouse Credit Parties, the Borrowers, the Subsidiaries and the other Credit Parties any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if any of the Warehouse Credit Parties, the Borrowers, the Subsidiaries and the other Credit Parties takes any action to indicate its consent to or approval of any such proceeding or petition; or

               (j) if the Parent or any of its Subsidiaries shall, other than in the ordinary course of business, suspend all or any part of its operations material to the conduct of its business and its Subsidiaries taken as a whole for a period of more than 60 day; or

               (k) if this Agreement or any other Loan Document shall for any reason not be, or be asserted by any Borrower or any other Credit Party or Subsidiary not to be, a legal, valid and binding obligation of any Borrower or any Credit Party (as the case may be) enforceable in accordance with its terms; or

               (l) if any Lien of the Agent pursuant to any Loan Document shall for any reason not be, or be asserted by any Borrower or any other Credit Party or Subsidiary not to be a valid, first priority perfected Lien on the Collateral identified therein (except to the extent that such Lien is not required hereunder or under the Security Agreement to be a valid, first priority perfected Lien on such Collateral), subject to no other Liens except Permitted Liens; or


               (m) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Employee

          Benefit Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Single Employer Plan shall arise on the assets of any Borrower or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Borrower or any ERISA Affiliate shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Employee Benefit Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall continue to exist and not have been cured or waived,

               (A) either or both of the following actions may be taken: (i) the Agent, with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders to make further Loans or issue additional Letters of Credit terminated, whereupon the obligation of each Lender to make further Loans or issue Letters of Credit hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrowers any or all of the Obligations (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of any Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under -------- clause (g) or (h) above, then the obligation of the Lenders to make Loans and issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders; and

               (B) the Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law, including without limitation all of the rights and remedies of a secured party under any applicable Uniform Commercial Code or any other applicable law.

               10.2. Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

               10.3. Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

               10.4. No Waiver. No course of dealing between any Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

               10.5. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Loans has been accelerated pursuant to Article X hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by any Borrower hereunder, shall be applied by the Agent in the following order (or in such manner as the Required Lenders may determine):

               (a) With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this Article X, the applicable Borrower shall at such time deposit in a cash collateral account opened by the Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the applicable Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the applicable Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to such Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrowers;

               (b) amounts due to the Lenders pursuant to Sections 2.10 and 12.5;

               (c) amounts due to the Agent pursuant to Section 11.8;

               (d) payments of interest on Loans and Letters of Credit, to be applied for the ratable benefit of the Lenders and amounts due to any of the Lenders in respect of Obligations consisting of liabilities under any Hedging Agreement with any of the Lenders on a pro rata basis according to the amounts owed;

               (e) payments of principal of Loans and Letters of Credit, to be applied for the ratable benefit of the Lenders;

               (f) amounts due to the Lenders pursuant to Sections 8.13 and 12.9;

               (g) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

               (h) any surplus remaining after application as provided for herein, to any Borrower or otherwise as may be required by applicable law.

                                  ARTICLE XI
                                   THE AGENT

     11.1. Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents, as "Mortgagee" under the Security Agreement (references in this Article XI to the term "Agent" being deemed to include as well such other capacities), with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.5 and the first sentence of Section 11.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents):

               (a) shall not have any duties or responsibilities except those expressly set forth in the Loan Documents and shall not be a trustee or fiduciary for any Lender;

               (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder;

               (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any

          Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or affiliates;

               (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and

               (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

          The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     11.2. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or facsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 12.1 hereof. As to any matters not expressly provided for by the Loan Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

     11.3. Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or a Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 11.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

     11.4. Rights as Lender. With respect to its Revolving Credit Commitment and the Loans made by it or with respect to any Letters of Credit issued or participated in by it, JPMCB (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or affiliates as if it were not acting as Agent, and JPMCB (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     11.5. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 12.9 hereof, but without limiting the obligations of any Borrower under such Section) ratably in accordance with their respective Revolving Credit Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by any Borrower under Section 12.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by any Borrower. The agreements contained in this Section 11.5 shall survive payment in full of the Loans and all other amounts payable under this Agreement.

     11.6. Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

     11.7. Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, subject (so long as no Default or Event of Default has occurred and is continuing) to the written consent of an Authorized Representative, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     11.8. Fees. The Borrowers agree, jointly and severally, to pay to the Agent, for its individual account, an Agent's fee as from time to time agreed to by the Parent or any Borrower and the Agent in writing.

                                 ARTICLE XII
                                 MISCELLANEOUS

     12.1. Assignments and Participations. (a) Each Lender (including any affiliate of the Issuing Lender that issues any Letter of Credit) may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note and its Revolving Credit Commitment); provided, however, that

               (i) each such assignment shall be to an Eligible Assignee;

               (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

               (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement;

               (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit B hereto, together with any Note subject to such assignment and a processing fee of $3,500 (which amount shall not be payable by any Borrower);

               (v) except in the case of an assignment to another Lender, any assignment of all or any portion of the Revolving Credit Commitment shall require the consent of the Agent, the Issuing Lender and, unless a Default or Event of Default has occurred and is continuing, an Authorized Representative, such consent in each case not to be unreasonably withheld; and

               (vi) neither the Parent nor any of the Borrowers shall incur any greater expense or liabilities (including, without limitation, indemnities and increased costs (other than with respect to taxes, which shall be governed by the provisions of Section 5.6 hereof)) than it would have incurred had such assignment not taken place.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is a Non-U.S. Lender, it shall deliver to the Borrowers and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 5.6.

               (b) The Agent shall maintain at its address referred to in
          Section 12.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans and L/C Obligations owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Parent, the Borrowers, the Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Parent, any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

               (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment or its Loans); provided, however, that
          (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article V and the right of set-off contained in Section 12.3, (iv) neither the Parent nor any Borrower shall have any greater obligation to a participant than it would have had to such Lender in the absence of the existence of such participant and (v) the Parent and each Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of any Borrower relating to its Loans and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest or fees are payable on such Loans, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans, releasing all or substantially all of the Collateral, releasing any Guarantor, or extending or increasing its Revolving Credit Commitment).

               (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

               (f) Any Lender may furnish any information concerning the Parent or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.15.

     12.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid by certified or registered mail, return receipt requested, or, in the case of telecopy notice, when received, addressed as follows in the case of the Parent, the Borrowers and the Agent, and as set forth in an administrative questionnaire delivered to the Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto

               (a) if to the Parent or Aircastle Holding Corporation Limited (or, in connection with notice of service of process with respect to any Credit Party):

          to the Parent or Aircastle Holding Corporation Limited (or such Credit Party) as applicable
          c/o Aircastle Advisor LLC
          300 First Stamford Place - Fifth Floor
          Stamford, CT  06902
          Attn:    Lease Management
          E-Mail:  leasemanagement@aircastleinv.com
          Facsimile Number: (917) 591-9106
          Confirmation Number: (203) 504-1020

               (b) if to Aircastle Ireland Holding Limited:

          to Aircastle Ireland Holding Limited c/o Aircastle
          Advisor (Ireland) Limited 8 FitzWilliam Place,
          Dublin 2, Ireland Telephone: 011-353-1-665-0800
          Facsimile: 011-353-1-665-0801

          with a copy to:
          Aircastle Advisor LLC

          300 First Stamford Place - Fifth Floor
          Stamford, CT  06902
          Attn:    Lease Management
          E-Mail:  leasemanagement@aircastleinv.com
          Facsimile Number: (917) 591-9106
          Confirmation Number: (203) 504-1020

               (c) if to the Agent:

          JPMorgan Chase Bank, N. A.
          1111 Fannin Street, 10th Floor
          Houston, TX  77002
          Attention: Michael Chau
          Telephone: (713) 750-7913
          Facsimile: (713) 750-2938
          Electronic Mail:  Michael.v.chau@jpmchase.com

          with a copy to:

          JPMorgan Chase Bank, N. A
          270 Park Avenue, 15th Floor
          New York, New York 10017
          Attention: Vilma Francis
          Telephone: (212) 270-5484
          Facsimile: (212) 270-4016
          Electronic Mail:  Vilma.francis@jpmorgan.com

               (d) if to any other Credit Party, at the address set forth on the signature page of the Facility Guaranty or Security Instrument executed by such Credit Party, as the case may be.

     12.3. Right of Set-off; Adjustments.

               (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of any Borrower against any and all of the obligations of any Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the applicable Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 12.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

               (b) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 12.3 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrowers in the amount of such participation.

     12.4. Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of this Agreement and any Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any Loan hereunder or any Borrower has continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of any Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

     12.5. Expenses. Each Borrower agrees, jointly and severally, to pay on demand (subject, in the case of preparation, execution, delivery and administration costs, to the Fee Letter), all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, subject to any cap that may have otherwise been agreed, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (excluding the cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. Each Borrower further agrees, jointly and severally, to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable external attorneys' fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

     12.6. Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 12.6. The Required Lenders and each Credit Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Agent and each Credit Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 12.6 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the various Facility Guaranties, in the case of clauses (i) through (iii) without the written consent of all Lenders; (iv) amend, modify or waive any provision of
Article XI without the written consent of the Agent; or (v) amend, modify or waive any provision of Article III without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Credit Parties, the Lenders, the Agent and all future holders of the Loans. In the case of any waiver, the Credit Parties, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon;

     No notice to or demand on any Borrower in any case shall entitle such Borrower or any other Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

     12.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

     12.8. Return of Funds. If after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and each Borrower, jointly and severally, shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

     12.9. Indemnification; Limitation of Liability.

               (a) Each Borrower agrees to indemnify and hold harmless the Agent (which term for purposes of this Section 12.9 includes the "Mortgagee" under the Security Agreement) and each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable external attorneys' fees, but excluding principal and accrued interest on any
          Loan) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or other Collateral, any possession, performance, transportation, management, sale, ownership, registration, mortgage, charging, control, maintenance, service, repair, design, testing, defect, overhaul, purchase, bearing, use or operation of any Collateral, or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 12.9 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Parent and each Borrower agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any Guarantor or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated in any Loan Document, except to the extent that such liability directly results from such Indemnified Party's gross negligence or willful misconduct. The Parent and each Borrower agree not to assert any claim against the Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the

          Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

               (b) Without prejudice to the survival of any other agreement of the Parent and any Borrower hereunder, the agreements and obligations of the Parent and the Borrowers contained in this
          Section 12.9 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

     12.10. Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

     12.11. Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, and other communications between or among the parties, both oral and written, with respect thereto.

     12.12. Payments. All principal, interest, and other amounts to be paid by any Borrower under this Agreement and the other Loan Documents shall be paid to the Agent at the Principal Office in Dollars and in immediately available funds, without setoff, deduction or counterclaim. Subject to the definition of "Interest Period" herein, whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable, and as the case may be.

     12.13. Confidentiality. The Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by any Borrower or any other Credit Party or any Affiliate thereof, pursuant to or in connection with this Agreement or the other Loan Documents; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate or any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and
(i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

     12.14. Governing Law; Waiver of Jury Trial.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     (b) EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, EACH BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

     (c) EACH BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS PROVIDED IN SECTION 12.2(a), OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

     (d) NOTHING CONTAINED IN SUBSECTIONS (a) OR (b) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY OTHER JURISDICTION. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

     (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWERS, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

     12.15. Judgment Currency.

               (a) To the extent permitted by applicable law, if for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in United States Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be determined in accordance with Section 1.3 of this Agreement on the Business Day preceding that on which final judgment is given.

               (b) To the extent permitted by applicable law, the obligation of each Credit Party in respect of any sum due in United States Dollars from it to any Lender or the Agent hereunder shall, notwithstanding any judgment in a currency other than United States Dollars, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase United States Dollars with such other currency; if the United States Dollars so purchased are less than such sum due to such Lender or the Agent (as the case may be) in United States Dollars, each Credit Party agrees, to the extent permitted by applicable law, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the United States Dollars so purchased exceed such sum due to any Lender or the Agent (as the case may be) in United States Dollars, such Lender or the Agent (as the case may be) agrees to remit to each such Credit Party such excess.

     12.16. USA PATRIOT Act. Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Act.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

                                AIRCASTLE LIMITED, as Parent


                                By:  /s/ Ron Wainshal
                                   ------------------------------------------
                                   Name:  Ron Wainshal
                                        -------------------------------------
                                   Title:  Chief Executive Officer
                                        -------------------------------------


                                AIRCASTLE HOLDING CORPORATION LIMITED,
                                as Borrower


                                By:  /s/ Ron Wainshal
                                   ------------------------------------------
                                   Name:  Ron Wainshal
                                        -------------------------------------
                                   Title:  Director
                                        -------------------------------------


                                AIRCASTLE IRELAND HOLDING LIMITED, as Borrower


                                By:  /s/ Ron Wainshal
                                   ------------------------------------------
                                   Name:  Ron Wainshal
                                        -------------------------------------
                                   Title:  Director
                                        -------------------------------------



















              Signature Page to Revolving Credit Agreement (2006-B)

                                JPMORGAN CHASE BANK, N.A.,
                                as Agent and as a Lender


                                By:  /s/ Matthew H. Massie
                                   ------------------------------------------
                                   Name:  Matthew H. Massie
                                        -------------------------------------
                                   Title:  Managing Director
                                        -------------------------------------




















              Signature Page to Revolving Credit Agreement (2006-B)

                                BEAR STEARNS CORPORATE LENDING INC., as a Lender


                                By:  /s/ Victor Bulzacchelli
                                   ------------------------------------------
                                   Name:  Victor Bulzacchelli
                                        -------------------------------------
                                   Title:  Vice President
                                        -------------------------------------




















              Signature Page to Revolving Credit Agreement (2006-B)

                                CITICORP NORTH AMERICA INC., N.A.,
                                as a Lender


                                By:  /s/ Gaylord C. Holmes
                                   ------------------------------------------
                                   Name:  Gaylord C. Holmes
                                        -------------------------------------
                                   Title:  Director
                                        -------------------------------------




















              Signature Page to Revolving Credit Agreement (2006-B)